UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) August 2, 2004

                                 STRUTHERS, INC.
                                 ---------------
             (Exact name of registrant as specified in its charter)


      NEVADA                     0-30331                 57-1075246
      ------                     -------                 ----------
(State or other jurisdiction   (Commission             (IRS Employer
of incorporation)              File Number)            Identification No.)



          1325 Proteus Street, Naval Base, North Charleston, S.C. 29405
                     --------------------------------------
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (843) 747-8818




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ITEM 5.      OTHER MATERIALLY IMPORTANT EVENTS
-------      ---------------------------------

Effective August 2, 2004, the Issuer filed a Certificate of Amendment to it's Articles of Incorporation, changing the name of the Issuer to Global Marine Ltd.

The name change was effected in keeping with the express provisions of the Nevada Revised Statutes Sections 78.385 and 78.390, and the By-Laws of the Issuer.

The original Amendment is on file with the Nevada Secretary of State, 204 North Carson Street, Suite 1, Carson City, Nevada 89701-4299. A copy may be obtained from the Issuer at it's offices.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         STRUTHERS, INC.
                                         (Registrant)

Dated: August 6, 2004                    By: /s/ Douglas W. Beatty
                                         -------------------------
                                         Douglas W. Beatty
                                         President & CEO










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EXHIBIT 1.

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
FOR NEVADA PROFIT CORPORATIONS

1. Name of Corporation: Struthers, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article 1 of the ORIGINAL Articles of Incorporation filed with the Secretary of State is amended as follows:

         1. The name of this Corporation is:

         GLOBAL MARINE LTD.

3. The vote by which stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by provisions of the articles of incorporation have voted in favor of the amendment is: Majority Vote.

4. Effective date of filing (optional):

5. Officer Signature (required): /s/ Douglas W. Beatty
                                 ---------------------















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